As filed with the Securities and Exchange Commission on May 16, 2006
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

Delaware	95-2698708

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9330 Balboa Avenue, San Diego, CA	92123

(Address of principal executive offices)	(Zip Code)

Jack in the Box Inc. Employee Stock Purchase Plan
(Full title of the Plan)

LAWRENCE E. SCHAUF, Esq.
Executive Vice President and Secretary
9330 Balboa Avenue
San Diego, California 92123-1516
(Name and address of agent for service)
(858) 571-2435
(Telephone number, including area code, of agent for service)

Copies to:
CAMERON JAY RAINS, Esq.
DLA Piper Rudnick Gray Cary US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
(858) 677-1400

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered (1)	per share (2)	price (2)	registration fee
Common Stock, par value $.01 per share	100,000 shares	$44.155	$4,415,500	$472.46

(1)	Pursuant to rule 416, there are also being registered hereunder such indeterminate number of shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of the Company’s Common Stock on the New York Stock Exchange on May 11, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents which have been filed by Jack in the Box Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
     (1) The Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005;
     (2) The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended January 22, 2006 and April 16, 2006;
     (3) The Company’s Current Reports on Form 8-K, dated May 16, 2006, February 22, 2006, February 21, 2006, November 30, 2005, November 16, 2005, November 15, 2005 and October 27, 2005;
     (4) The Company’s Current Report on Form 8-K/A dated November 14, 2005;
     (5) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 1-9390) filed February 11, 1992.
     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.
     Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed documents which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES
     The class of securities to be offered is registered under section 12 of the Exchange Act.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     Inapplicable.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Inapplicable.
ITEM 8. EXHIBITS

Number	Description
4.1	Jack in the Box Inc. Employee Stock Purchase Plan(1)

4.2	Restated Certificate of Incorporation, as amended(2)

4.3	Amended and Restated Bylaws(3)

4.3(a)	Amendment to Amended and Restated Bylaws (4)

5	Opinion of PLA Piper Rudnick Gray Cary US LLP

23.1	Consent of PLA Piper Rudnick Gray Cary US LLP (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

(1)	Previously filed and incorporated herein by reference from registrant’s Definitive Proxy Statement dated January 13, 2006 for the Annual Meeting of Stockholders on February 17, 2006.

(2)	Previously filed and incorporated herein by reference from registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 1999.

(3)	Previously filed and incorporated herein by reference from registrant’s Current Report on Form 8-K dated October 7, 2004.

(4)	Previously filed and incorporated herein by reference from registrant’s Current Report on Form 8-K dated November 10, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 16th of May, 2006.

JACK IN THE BOX INC.
By:	/S/ LINDA A. LANG
Linda A. Lang
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lawrence E. Schauf, Linda A. Lang and Jerry P. Rebel, and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ LINDA A. LANG Linda A. Lang	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 16, 2006

/S/ JERRY P. REBEL Jerry P. Rebel	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 16, 2006

/S/ MICHAEL E. ALPERT Michael E. Alpert	Director	May 16, 2006

/S/ ANNE B. GUST Anne B. Gust	Director	May 16, 2006

/S/ ALICE B. HAYES Alice B. Hayes	Director	May 16, 2006

/S/ MURRAY H. HUTCHISON Murray H. Hutchison	Director	May 16, 2006

/S/ MICHAEL W. MURPHY Michael W. Murphy	Director	May 16, 2006

/S/ L. ROBERT PAYNE L. Robert Payne	Director	May 16, 2006

/S/ DAVID M. TEHLE David M. Tehle	Director	May 16, 2006

EXHIBIT INDEX

Number	Description
4.1	Jack in the Box Inc. Employee Stock Purchase plan(1)

4.2	Restated Certificate of Incorporation, as amended(2)

4.3	Amended and Restated Bylaws(3)

4.3(a)	Amendment to Amended and Restated Bylaws (4)

5	Opinion of PLA Piper Rudnick Gray Cary US LLP

23.1	Consent of PLA Piper Rudnick Gray Cary US LLP (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

(1)	Previously filed and incorporated herein by reference from registrant’s Definitive Proxy Statement dated January 13, 2006 for the Annual Meeting of Stockholders on February 17, 2006.

(2)	Previously filed and incorporated herein by reference from registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 1999.

(3)	Previously filed and incorporated herein by reference from registrant’s Current Report on Form 8-K dated October 7, 2004.

(4)	Previously filed and incorporated herein by reference from registrant’s Current Report on Form 8-K dated November 10, 2005.